                         ARTICLES OF INCORPORATION

                                   OF

                         DES MOINES GAMING COMPANY


To the Secretary of State
    State of Iowa:


      Pursuant to Section 202 of the Iowa Business Corporation Act, the undersigned, acting as incorporator of a corporation, adopts the following articles of incorporation for the corporation.

1.   The name of the corporation is: Des Moines Gaming Company.

2. The number of shares the corporation is authorized to issue is: 1000 shares of common stock, without par value.

3. The street address of the initial registered office of the corporation is: c/o CT Corporation System, 2222 Grand Avenue, Des Moines, Iowa 50312 and the initial registered agent of the corporation at such address is:
     CT Corporation System.

4.   The name and address of the sole incorporator is:

     Seka Jajic Kaplarevic                  35 W. Wacker Dr., Chicago, IL 60601

5. The corporation shall indemnify and advance expenses for the benefit of any officer, director, employee or agent of the corporation when a bona fide claim is made against such officer, director, employee or agent when such claim arises out of the ordinary acts and doings of such officer, director, employee or agent in the ordinary course of business. This indemnification will be pursuant to Sections 490.832 and
     490.856 of the 1989 Code of Iowa, as amended. This indemnification shall be controlled by these statutes as amended from time to time.

IN WITNESS WHEREOF, the undersigned has executed these articles of incorporation this 5th day of October, 1994.


                                              By:  /s/ Seka J. Kaplarevic
                                                  ----------------------------
                                              Seka Jajic Kaplarevic
                                              Sole Incorporator

                                       [STAMP]

                          ARTICLES OF AMENDMENT

                                   OF

                         DES MOINES GAMING COMPANY



TO THE SECRETARY OF STATE OF THE STATE OF IOWA:


      Pursuant to Section 1002 or 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation's articles of incorporation.

      1.   The name of the corporation is Des Moines Gaming Company.

      2.   The corporation's name is being changed to Argosy of Iowa, Inc.

      3.   The date of adoption of the amendment was February 15, 1995.


      The amendment was adopted by the board of directors without action by the shareholders pursuant to Section 490.1002 of the Iowa Business Corporation Act.


                                           Des Moines Gaming Company

                                             /s/ J. Thomas Long
                                          ----------------------------
                                           Name: J. THOMAS LONG
                                           Title: CEO

                                       [STAMP]